EXHIBIT 2(k)(i)
     ESCROW AGREEMENT BETWEEN THE PEOPLE'S AVENGER FUND AND U.S. BANCORP PIPER
                                     JAFFREY







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                                                                 EXHIBIT 2(k)(i)

                                ESCROW AGREEMENT


     THIS ESCROW AGREEMENT is made and entered into on ___________, 2003 by and between THE PEOPLE'S AVENGER FUND BUSINESS TRUST, a Nevada business trust (the "Trust") and U.S. BANCORP PIPER JAFFREY, a Minnesota corporation (the "Escrow Agent").

     1.     Offering  of  Securities.  Reference  is  made  to  that  certain
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prospectus  dated  ________,  2003  (the  "Prospectus")  constituting  part of a registration statement on Form N-2, as declared effective by the Securities and Exchange Commission on ________, 2003, whereby the Trust, is offering (the "Offering") for sale to investors (the "Subscribers") 50,000 investor shares at a price of $5,000 per share (the "Investor Shares"). The parties hereto are entering into this Agreement in accordance with the terms set forth in the Prospectus. All capitalized terms or terms within quotations used herein that are not otherwise defined shall have the meaning given to them in the Prospectus.

     2.     Requirement  for  Escrow.  The  Prospectus  provides  that a minimum
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number of at least 1,000 Investor Shares totaling $5,000,000 must be sold by the
Trust on or before ________, 2003 (the "Initial Closing Date"). The Prospectus also provides that all money received from the Offering will be placed in an interest bearing Escrow Account (the "Escrow Account") and withdrawn for the Trust's immediate use after the Initial Closing Date. In that regard, all collected funds of the Subscribers received by the Trust shall be deposited directly into the Escrow Account. The Trust shall advise the Escrow Agent in writing at the time of each deposit into the Escrow Account of the name and address of each Subscriber along with the number of the Investor Shares subscribed for by each Subscriber, and the cash amount tendered by each Subscriber.

     3.     Duty  of the Escrow Agent.  The sole duty of the Escrow Agent, other
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than  as hereinafter specified, shall be to receive the proceeds of the Offering and  hold  them  subject  to  release,  in  accordance  with  this  Agreement.

     4.     Release  of  the  Proceeds  and Termination.  The Escrow Agent shall
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release  the  proceeds  of  the  Offering  upon  receipt  of appropriate written instructions tendered by the Trust once it confirms that proceeds equal to at least $5,000,000 have been received and deposited into the Escrow Account on or before the Initial Closing Date. Upon the termination of the Offering as a result of the failure of the Trust to receive at least $5,000,000 by the Initial Closing Date, the Escrow Agent shall deliver all of the funds on deposit to the Subscribers. In the event that proceeds totaling at least $5,000,000 have been raised before the Initial Closing Date, such amount shall be delivered to the Trust. Upon the complete disbursement from the Escrow Account by the Escrow Agent to the Trust of the proceeds from the Offering in accordance with the distribution terms hereinabove set forth, the Escrow Agent shall be relieved of all liabilities in connection with the Escrow Account and this Agreement shall terminate.

     5.     Liability  of  the  Escrow  Agent.  The  duties  of the Escrow Agent
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hereunder  will  be  limited  to  observance  of  the express provisions of this
Agreement. Furthermore, the Escrow Agent is not expected or required to be familiar with the provisions of any other writing, understanding or agreement, and shall not be charged with any responsibility or liability in connection with the observance or non-observance of the provisions of such other writing, understanding or agreement, and no implied covenant of any type whatsoever shall be read into this Agreement. The Escrow Agent may rely and act upon any instrument received by it pursuant to this Agreement which it reasonably believes to be in conformity with the requirements of this Agreement and the Escrow Agent shall not be responsible for determining the genuineness, authenticity of authority from any such instrument or the person signing same. The Escrow Agent will not be liable for any action taken or not taken by it under the terms of this Agreement in the absence of fraud or gross negligence on its part.

     The further provisions shall govern the Escrow Agent's liabilities hereunder:

          (a) In receiving the proceeds collected from the Subscribers and deposited by the Trust into the Escrow Account (the "Escrow Funds"), the Escrow Agent acts only as a depository and thereby assumes no responsibility, except pursuant to the terms of this Agreement.

          (b) The Escrow Agent may act or refrain from acting in respect of any matter covered by this Agreement in full reliance upon and with the advice of counsel which may be selected by it, and shall be fully protected in so acting or in refraining from acting upon the advice of such counsel. Furthermore, the Escrow Agent may rely and shall be protected in acting upon any writing that may be submitted to it in connection with its duties hereunder without determining the genuineness, authenticity or due authority from any such writing or the person signing same and shall have no liability or responsibility with respect to the form, content or validity thereof.

          (c) The Escrow Agent shall have no responsibility or liability for any act or omission on its part, notwithstanding any demand or notice to the contrary by the Trust or any other person or entity, all subject to the sole limitation that the Escrow Agent exercises its best judgment.



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Except  as  herein  expressly provided, none of the provisions of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur financial liability or expense in the performance of any of its duties hereunder.

          (d) The Escrow Agent is hereby authorized to comply with and obey all orders, judgments, decrees or writs entered or issued by any court, and in the event the Escrow Agent obeys or complies with any such order, judgment, decree or writ, in whole or in part, it shall not be liable to the Trust or any other parties to this Agreement, or to any other person or entity, by reason or such compliance, notwithstanding that it shall be determined that any such order, judgment, decree or writ be entered without jurisdiction or be invalid for any reason or be subsequently reversed, modified, annulled, satisfied or vacated.

          (e) The Escrow Agent shall not be required to institute or defend any action or legal process involving any matter referred to herein which in any manner affects its duties or liabilities hereunder to take any other action with reference to the Escrow Funds not specifically agreed to herein, and the Escrow Agent shall not be responsible for any act or failure to act on its part except in the case of its own fraud or gross negligence.

          (f) Should any controversy arise between the Escrow Agent, the Trust or between any other person or entity with respect to this Agreement, or with respect to the ownership of or the right to receive any sums from the Escrow Account, the Escrow Agent shall have the right to institute a plea of intrepleader in any court of competent jurisdiction to determine the rights of the parties. Should a plea of interpleader be instituted, or should the Escrow Agent become involved in litigation in any manner whatsoever connected with or pertaining to this Agreement or the Escrow Funds, the Trust hereby agrees to pay the Escrow Agent, on demand, in addition to any charge made hereunder for acting as escrow agent, reasonable attorneys' fees incurred by the Escrow Agent, and any other disbursements, expenses, losses, costs, and damages in connection with or resulting from such litigation.

     6.     Indemnification.  The  Trust hereby agrees to indemnify and hold the
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Escrow  Agent  harmless from and against any and all claims, loses, liabilities, costs, damages, fees charges and expenses (including attorneys' fees) which the Escrow Agent may incur or sustain by reason of its acting as Escrow Agent under this Agreement, unless same shall result from the fraud or gross negligence of the Escrow Agent.

     7. Limitation of Liabilities. The Escrow Agent shall look only to the Quarterly Income or the Founders Shares of the Trust, respectively, for any payment under this Agreement and neither the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future, shall be potentially liable therefore.

     8.     Compensation  of  the  Escrow  Agent.  The  Escrow  Agent  shall  be
            ------------------------------------
entitled to receive compensation for its services hereunder in accordance with its schedule of fees published from time to time and in effect at the time such compensation is payable hereunder. A copy of the current fee schedule is attached  hereto  as  Exhibit  A.  The  Escrow  Agent  shall also be entitled to
                      ----------
reimbursement for any and all costs and expenses incurred in performing its services hereunder, including without limitation, the reasonable fees and expenses of any counsel retained by it in accordance with the terms of this Agreement. Without relieving the Trust of any obligation to pay the Escrow Agent the fees and expenses payable to it hereunder, the Escrow Agent is authorized to pay and deduct its fees and expenses from the Escrow Funds.

     9.     Resignation.  The  Escrow  Agent  may  resign as escrow agent at any
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time  by  giving  the  Trust  at  least  10  days'  prior written notice of such resignation. If on the effective date of such resignation, the Escrow Agent has not received written instructions of appointment of a successor escrow agent, the Escrow Agent may thereupon deposit all Escrow Funds and documents into the registry of a court of competent jurisdiction. The parties hereto intend that a substitute escrow agent will be appointed to fulfill the duties of the Escrow Agent hereunder for the remaining term of this Agreement in the event of the Escrow Agent's resignation, and the Trust will use its best efforts to promptly appoint a substitute Escrow Agent who shall be bound by the terms and provisions of this Agreement.

     10.    Termination  and  Amendment.  This  Agreement shall remain in effect
            ---------------------------
until all Escrow Funds and any escrow documents are disbursed in accordance herewith; provided that any escrow agent hereunder who resigns in accordance with the terms hereof shall no longer be bound by this Agreement, but this Agreement shall remain in effect, notwithstanding such resignation, for purposes of determining the rights and duties of the Trust and any successor escrow agent. No amendment or modification to this Agreement shall be in force or effect unless signed by the parties hereto.


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     11.     No  Trusteeship.  The  Trust agrees that the Escrow Agent is acting
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solely  as  an escrowee hereunder and not as a trustee and that the Escrow Agent has  no  fiduciary  duties,  obligations  or  liabilities  under this Agreement.

     12.     Confidentiality.  Except  as  required  by  applicable  law,  legal
             ---------------
process or other legal compulsion, the Escrow Agent shall hold all information relating to the transactions contemplated by this Agreement in strict confidence and under no circumstance shall any of the terms and conditions or the participants involved be disclosed, unless such disclosure is mandated by applicable law.

     13.     Attorneys'  Fees.  In the event that it should become necessary for
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any  party  entitled  hereunder  to  bring  suit  against  any  other  party for enforcement of the covenants contained herein, the parties hereby covenant and agree that the party who is found to be in violation of this Agreement shall also be liable to the other parties for all reasonable attorneys' fees and costs of court incurred by such other parties.

     14.     Benefit.  The  terms  and  provisions  of  this  Agreement shall be
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binding  upon, inure to the benefit of and be enforceable by, the parties hereto and  their  respective  successors  and  permitted  assigns.

     15.     Notices.  All  notices,  requests, demands and other communications
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hereunder  shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or electronic mail (e-mail), if to the Trust, addressed to Mr. Gary
L. Lancaster at 1382 Leigh Court, West Linn, Oregon 97068, telephone (503) 675-5019, fax (503) 675-5013, and e-mail peoplesavengerfund@attbi.com; and if to the Escrow Agent, addressed to Mr. Richard B. Czechowski at 4250 Executive Square, Suite 900, La Jolla, California 92037, telecopier (858) 526-7401, and e-mail rczechowski@55501.pjc.com. Any party may change its address for purposes of receiving notices pursuant to this Agreement upon 10 days written notice.

     16.     Construction.  Words  of any gender used in this Agreement shall be
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held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

     17.     Waiver.  No  course  of  dealing on the part of any party hereto or
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its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     18.     Representations,  Warranties  and  Agreements  to  Survive.  All
             ----------------------------------------------------------
indemnity agreements set forth in this Agreement, as well as all representations, warranties, covenants and other agreements set forth in this Agreement shall remain operative and in full force and effect at the termination of this Agreement, and any successor of the parties shall be entitled to the benefit of the respective representations, warranties and agreements made herein.

     19.     Cumulative  Rights.  The  rights  and  remedies  contained  in this
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Agreement  shall  be cumulative and the exercise or partial exercise of any such right  or  remedy  shall not preclude the exercise of any other right or remedy.

     20.     Invalidity.  In  the  event  any  one  or  more  of  the provisions
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contained  in  this  Agreement  shall,  for  any  reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

     21.     Headings.  The  headings used in this Agreement are for convenience
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and reference only and in no way define, limit, amplify or describe the scope or intent of this Agreement, and do not effect or constitute a part of this Agreement.

     22.     Excusable Delay.  The parties shall not be obligated to perform and
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shall  not  be  deemed  to  be  in  default  hereunder,  if the performance of a non-monetary obligation required hereunder is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other


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industrial disturbances, acts of a public enemy, war or war-like action (whether actual, impending or expected and whether de jure or de facto), acts of terrorists, arrest or other restraint of governmental (civil or military), blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government of public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

     23.     No Third-Party Beneficiary.  Any agreement to pay an amount and any
             --------------------------
assumption of liability contained in this Agreement, express or implied, shall be only for the benefit of the undersigned parties and their respective successors and assigns (as herein expressly permitted), and such agreements and assumptions shall not inure to the benefit of the obligees or any other party, whomsoever, it being the intention of the parties hereto that no one shall be or be deemed to be a third-party beneficiary of this Agreement.

     24.     Governing  law;  Jurisdiction.  This Agreement shall be governed by
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and  construed  in  accordance  with the laws of the State of California without regard to any conflicts of laws provisions thereof. Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court located in San Diego, California, as well as of the Superior Courts of the State of California in San Diego County, California over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

     25.     Entire  Agreement.  This  instrument  contains  the  entire
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understanding  of the parties with respect to the subject matter hereof, and may not be changed orally, but only by an instrument in writing signed by each of the parties hereto.

     26.     Multiple  counterparts.  This  Agreement  may be executed in one or
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more  counterparts,  each of which shall be deemed an original, but all of which together  shall  constitute  one  and  the  same  instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                    THE PEOPLE'S AVENGER FUND BUSINESS TRUST



                                    By
                                        ----------------------------------------
                                       Gary L. Lancaster, President


                                    U.S. BANCORP PIPER JAFFREY



                                    By
                                        ----------------------------------------
                                       Richard B. Czechowski, Vice President


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